EXHIBIT 99.1
PRESS RELEASE

For Immediate Release

FemOne announces 2005 earnings results, Increased gross profits by 351%

Carlsbad, CA, April 18, 2006 - FemOne, Inc. (OTCBB: FEMO), a publicly held Nevada corporation (the “Company”), reported 2005 year end consolidated net sales of $7,754,509, an increase of 304% from the prior year. Sales from the Company’s BIOPRO Technology division represented 89% of consolidated revenues for 2005.

The gross profits in 2005 increased to $6,087,850, an increase of 351% over gross profits of $1,350,653 in 2004.

Consolidated net loss attributable to common stockholders for the year ended December 31, 2005 was $3,021,674 or $0.04 per share, compared to net loss of $3,138,728 or $0.11 per share a year ago. The decrease in net loss per share of approximately 64% is due both to the increase in outstanding shares during 2005 as well as to the overall increase in revenues and gross profits during 2005 which was partially offset by operating expenses during 2005.

Operating expenses for the year ended 2005 were $8,134,143 compared to $3,529,602 in 2004. The increase in operating expenses is due to increased sales commission expense on increased sales, as well as increased sales and marketing expenses due to efforts to promote BIOPRO Technology and expand international operations.

Included in the Company’s consolidated results for 2005 are revenues and expenses from its three controlled subsidiaries, BIOPRO Australasia Pty., Ltd, operating the Company’s Direct Sales division in Australia and New Zealand, BIOPRO Asia, Inc., operating the Company’s Direct Sales division in the Philippines, and SRA Marketing, Inc., its subsidiary for the Direct Response Shopping Network. During 2005, 19% of total revenues came from BIOPRO Australia, 1% from BIOPRO Asia and 8% from SRA Marketing.

Commenting on the 2005 results, Ray W. Grimm, FemOne’s chief executive officer states: “We are very pleased with having increased our revenues in 2005 by more than 4 times over revenues in 2004. We continue to grow, and have recently expanded into the international market in the Philippines and South Africa. Our BIOPRO Technology division distributor and customer base is expanding, due to increasing acceptance of our product line and we are looking forward to continuing our momentum in 2006.”

The information contained in this press release should be read in connection with the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005. The Report from the Company’s Independent Registered Public Accounting Firm that includes a qualification as to the Company’s ability to continue as a going concern and other information necessary for an understanding of the Company, and its preliminary report on Schedule 14C filed on April 6, 2007.

About FemOne, Inc.
FemOne, Inc. (OTCBB: FEMO), based in Carlsbad, California is sales and marketing company with distribution in the United States, Canada, Australia, New Zealand Philippines and South Africa. More information about FemOne and its products can be found on the company's web sites at www.femone.com or www.bioprotechnology.com, by e-mail at FEMOIR@femone.com or by calling FemOne Inc. at (760) 448-2498.

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company’s operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company’s dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements

- Tables Follow -

FemOne, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 2005 and 2004

	2005	2004
REVENUES
Product sales	$7,754,509	$1,917,542
Cost of sales	1,666,659	566,889
GROSS PROFIT	6,087,850	1,350,653

EXPENSES
Sales commissions	3,175,124	763,769
Order fulfillment costs	644,124	300,399
Sales and marketing	2,250,894	790,953
General and administrative	2,064,001	1,674,481
Total operating expenses	8,134,143	3,529,602
NET LOSS FROM OPERATIONS	(2,046,293)	(2,178,949)

OTHER INCOME (EXPENSES)
Interest expense on convertible debt financing	(2,359,370)	(860,084)
Gain on warrant derivatives	1,440,723	-
Interest and finance charges	(56,382)	(60,284)
Other income (expenses)	8,404	(788)
Total other income (expenses)	(966,625)	(921,156)

LOSS BEFORE MINORITY INTEREST	(3,012,918)	(3,100,105)

MINORITY INTEREST IN SUBSIDIARIES	8,756	38,623

NET LOSS	$(3,021,674)	$(3,138,728)

NET LOSS PER COMMON SHARE - Basic and Diluted	$(0.04)	$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING- Basic and Diluted	72,104,412	29,320,391

FemOne, Inc.
Consolidated Balance Sheets
As of December 31, 2005 and 2004

	2005	2004
ASSETS
Current assets
Cash	$314,656	$720,468
Accounts receivable	137,372	261,888
Accounts receivable, related party	29,195	63,110
Inventory	729,629	370,958
Inventory deposits	118,361	109,570
Prepaid and other current assets	126,857	37,069
Prepaid interest on convertible debt	-	126,348
Total current assets	1,456,070	1,689,411

Property and equipment
Computer and office equipment	67,823	25,129
Warehouse equipment	13,467	3,681
Furniture and fixtures	29,090	8,114
Leasehold improvements	50,562	4,171
Software	41,250	41,250
Computer and office equipment - Australia	47,137	--
Computer and office equipment - Philippines	12,054	--
	261,383	82,345
Less: accumulated depreciation	(68,423)	(31,105)
Property and equipment, net	192,960	51,240

Other assets
Sublicense agreement, net	171,167	177,667
Website development, net	1,232	11,480
Intellectual property, net	39,750	50,350
Deferred debt issue costs	237,172	323,645
Deposits	177,661	5,393
Total other assets	626,982	568,535
Total assets	$2,276,012	$2,309,186
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$722,092	$351,730
Accrued liabilities	47,092	15,859
Accrued interest, related party	114,792	75,446
Accrued interest, convertible notes	225,368	--
Accrued commissions	269,453	129,392
Accrued payroll and payroll tax	269,507	71,532
Deferred compensation	95,944	76,011
Deferred rent	51,435	--
Notes payable - related parties	339,159	86,828
Value of derivatives	219,489	--
Convertible notes payable, net	1,677,505	--
Total current liabilities	4,031,836	806,798
Long-term liabilities
Notes payable - related party	--	648,725
Convertible notes payable, net	--	473,336
Minority interest in subsidiaries	52,279	43,523
Total liabilities	4,084,115	1,972,382
Stockholders’ equity (deficit)
Common Stock, 500,000,000 common shares $.001 par value, authorized at December 31, 2005 authorized at December 31, 2004, 111,707,051 and 32,501,773 shares issued and outstanding	111,708	32,503
Additional paid in capital	6,529,428	5,744,587
Accumulated deficit	(8,461,960)	(5,440,286)
Accumulated other comprehensive income	12,721	--
Total stockholders’ equity (deficit)	(1,808,103)	336,804

Total liabilities and stockholders’ equity (deficit)	$2,276,012	$2,309,186

4